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                                                                  EXHIBIT 10.95

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT dated as of August 1, 1994 ("Agreement"), is by and between U.S. Order, Inc., a Delaware corporation ("US Order") and John C. Backus, Jr. ("Backus").

     WHEREAS, Backus has been an employee of US Order since September 20, 1990.

     WHEREAS, US Order desires to continue to employ Backus as President and Chief Operating Officer and Backus desires to continue his employment in such capacity;

     NOW, THEREFORE, US Order and Backus, in consideration of the mutual covenants and promises contained herein, do hereby agree as follows:

     1. Acceptance of Employment. Subject to the terms and conditions set forth below, US Order agrees to employ Backus and Backus accepts such employment.

     2. Term. The period of employment shall be from the date first written above through July 31, 1997, unless further extended or sooner terminated as hereinafter set forth. The Company and Backus agree to begin good faith negotiations on a new employment agreement no later than July 31, 1996. If, as of January 1, 1997 Backus and US Order have not executed a new employment agreement, or neither party has given written notice to the other that they intend to allow this agreement to expire at the end of its term on July 31, 1997, then and in that event, this agreement will be automatically extended for an additional period of six (6) months through December 31, 1997, with all economic provisions extended on a pro rata basis.


     3. Position and Duties. Backus shall serve as President and Chief Operating Officer of US Order with the duties described in US Order's By-Laws, as in effect on the date hereof.
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Backus may serve on the board of directors of other companies with the prior approval of US Order's Chairman of the Board of Directors. Backus shall devote substantially all of his working time and attention to the business and affairs of US Order.

     4. Compensation and Related Matters.

          (a) Base Salary.  Backus shall receive a base salary of $250,000 per
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annum payable in monthly installments in accordance with the payroll procedures for US Order's salaried employees in effect during the term of this Agreement.

          (b) Eligibility for Bonuses.  Backus shall be eligible to receive an
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annual bonus of up to 75% of his base salary in effect at the time pursuant to
US Order's officer and director incentive bonus plan as in effect on the date hereof, a copy of which is attached as Exhibit A hereto. Backus shall be entitled to participate in all bonus and incentive compensation plans or arrangements hereinafter made available by US Order to its officers and directors.

          (c) Performance Stock Options.  (i) Backus shall be granted options to
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purchase US Order Common Stock, par value $0.001 per share ("Common Stock")
pursuant to US Order, Inc. 1991 Stock Option Plan (the "Plan"), as set forth in the Stock Option Agreement between US Order and Backus of even date herewith (the "Option Agreement"), a copy of which is attached as Exhibit B hereto. (ii) Backus agrees to hold the following amounts of US Order Common Stock for the balance of the term of this Agreement (and for any renewals thereof), from the earlier to occur of, (1) Backus' exercise of options on the amount set forth
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below after July 31, 1995 or (2) the dates indicated below.  For purposes of this Agreement, any shares of US Order common stock owned by members of Backus' immediate family (i.e., spouse, sons

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or daughters) shall be counted toward Backus' US Order stock ownership and holding requirements.

Options Exercised             Date             Required Common Stock Holdings
-------------------       -------------        ------------------------------
100,000                   April 1, 1996        10,000
200,000                   April 1, 1997        15,000
300,000                   April 1, 1998        20,000

     US Order agrees that notwithstanding any provision of the Plan to the contrary, with respect to all options granted pursuant to this Section 4(c): (i) "cause" for purposes of Section 8(b) of the Plan shall have the meaning set forth in Section 5(c) of this Agreement; and (ii) for purposes of Section 4(c) of the Option Agreement, "arms'-length sale of the Company's stock" shall include primary issuances of Common Stock, or securities convertible into or exchangeable for Common Stock and the exercise of any such conversion or exchange right (and the price per share in each such case shall be the applicable conversion or exchange price per share of Common Stock). US Order further agrees that each option agreement with respect to options to purchase Common Stock granted prior to the date hereof shall be amended such that the definition of "Change in Control" for purposes of any such agreements and options shall have the meaning assigned to such term in the Option Agreement.

          (d) Business Expenses.  Backus shall be entitled to reimbursement of
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business-related expenses consistent with US Order's policies in effect from time to time.

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          (e) Fringe Benefits.  Backus shall be entitled to all employee
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benefits made available now or in the future to other officers of US Order.  In the event this Agreement is terminated by either party for any reason other than death or for cause, Backus may participate in US Order's health and other benefit programs following such termination for one year for each year of service since September 1990 (pro rated in the case of a partial year), on the same terms available to the most senior executives of US Order or its affiliates, or until Backus obtains comparable coverage, whichever is earlier. US Order will maintain life insurance on Backus in the amount of $5,000,000 during the term of this Agreement, naming his estate (or any person designated by Backus) as sole beneficiary of such insurance.

          (f)  Vacations.  Backus shall be entitled to one (1) month of paid
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vacation in each calendar year.  Backus shall be entitled to all paid holidays observed by US Order.

          (g) Indemnification; D&O Insurance.  US Order shall provide (or cause
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to be provided) to Backus indemnification against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlements in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of US Order) by reason of his being or having been an officer, director or employee of US Order or any affiliated entity, advance expenses (including attorneys' fees) incurred by Backus in defending any such civil, criminal, administrative or investigative action, suit or proceeding and maintain directors' and officers' liability insurance coverage (including coverage for securities-related claims) upon substantially the same terms and conditions as set forth in the Indemnification Agreement dated as of August 25, 1994 between Backus and WorldCorp, Inc. (the "Indemnity Agreement").

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     The provisions of this Section 4(g) shall survive termination of this
Agreement and Backus' employment hereunder.

     5. Termination of Employment.
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          (a) Death.  Backus' employment hereunder shall terminate upon his
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death, in which event US Order shall have no further obligation to Backus or his estate with respect to compensation, other than the disposition of life insurance and related benefits and accrued and unpaid base salary and incentive compensation for periods prior to the date of termination.

          (b) By US Order for Disability.  If Backus incurs a disability and
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such disability continues for a period of twelve (12) consecutive months, then
US Order may terminate this Agreement upon written notice to Backus, in which event US Order shall have no obligation to Backus with respect to compensation under Section 4(a) of this Agreement. The term "disability" means a physical or mental illness that will prevent Backus from doing substantial gainful work for at least twelve (12) months. If Backus became entitled to Social Security benefits payable on account of disability, he will be conclusively deemed to be disabled for purposes of this Agreement.

          (c) By US Order for Cause.  The Board of Directors of US Order may
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terminate this Agreement for Cause.  "Cause" shall be defined as:  (i) willful failure to perform at the direction of the resolutions of the Board of Directors (other than any such failure resulting from Backus' incapacity due to physical or mental illness or any such actual or anticipated failure after Backus gives notice of termination of employment for Good Reason (as hereinafter defined));
(ii) willful dishonesty with the intent to mislead in connection with Backus' employment hereunder; or (iii) gross negligence in the performance of the services contemplated

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

by this Agreement. Backus may only be terminated for Cause pursuant to a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board finding that, in the good faith opinion of the Board, Backus was guilty of conduct set forth in clause
(i), (ii), or (iii) above, and specifying the particulars thereof in detail; provided, however, that Backus may not be terminated for Cause unless: (1) Backus receives prior written notice of US Order's intention to terminate this Agreement for Cause and the specific reasons therefor; and (2) Backus has an opportunity to be heard by US Order's Board of Directors and be given, if the acts are correctable, a reasonable opportunity to correct the act or acts (or non-action) giving rise to such written notice. If the Board by resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board finds that Backus fails to make such correction after reasonable opportunity to do so, this Agreement may be terminated for Cause.
                                     ---

          (d) By US Order for Other Than Cause.  In the event the Board of
              --------------------------------
Directors terminates this Agreement for reasons other than Cause in accordance with sub-paragraph (c) above, US Order will pay to Backus within ten (10) days of notice of termination (or, in the case of incentive bonus compensation, within ten (10) days of determination of amounts payable under the applicable bonus plan generally) the undiscounted remainder of his base salary then in effect, any deferred salary and/or bonus compensation payable, under this Agreement. In addition, all granted but unexercisable stock options under the Option Agreement shall become immediately exercisable and remain exercisable for a period of one year following the date of termination. In the event that any payment to Backus under this paragraph is subject to any federal or state excise tax, US Order shall pay to Backus an additional amount equal to the

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excise tax imposed including additional federal and state income and excise taxes as a result of the payments under this paragraph, and such payment will be made when the excise tax and income taxes are due. Whether an excise tax is payable, and the amount of the excise tax and additional income taxes payable, shall be determined by US Order's accountants and US Order shall hold Backus harmless for any and all taxes, penalties, and interest that may become due as a result of the failure to properly determine that an excise tax is payable or the correct amount of the excise tax and additional income taxes, together with all legal and accounting fees reasonably incurred by Backus in connection with any dispute with any taxing authority with respect to such determinations and/or payments. In the event of a disagreement between US Order and Backus as to whether the termination was for Cause, that issue shall be submitted within twenty (20) days of the notice of termination to binding arbitration.

          (e)  By Backus.  Backus may terminate his employment hereunder (for
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purposes of this Agreement "Good Reason") after giving at least 30 days notice in the event that: (i) US Order relocates its general and administrative offices or Backus' place of employment to an area other than the Washington, D.C. Standard Metropolitan Statistical Area, (ii) he is assigned any duties substantially inconsistent with his responsibilities as described by Section 3 hereof or a substantial adverse alteration is made to the nature or status of such responsibilities (which for purposes of this Agreement shall be deemed to include the removal or non-reelection of Backus to US Order's Board of Directors unless consented to in writing by Backus), (iii) US Order reduces his annual base salary as in effect on the date hereof or as the same may be increased form time to time; (iv) US Order fails, without Backus' consent, to pay Backus any portion of his current compensation, or to pay him any portion of an installment of deferred compensation

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under any deferred compensation program of US Order, within seven (7) days of the date such compensation is due; (v) US Order fails to continue in effect any compensation plan in which Backus participates which is material to Backus' total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by US Order to continue Backus' participation therein (or in such substitute or alternative Plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Backus' participation relative to other participants; (vi) US Order fails to continue to provide Backus with benefits substantially similar to those enjoyed by Backus under any of US Order's pension, life insurance, medical, health and accident, or disability plans in which Backus was participating, US Order takes any action which would directly or indirectly materially reduce any of such benefits or deprive Backus of any material fringe benefit enjoyed by Backus, or US Order fails to provide Backus with the number of paid vacation days to which Backus is entitled hereunder; (vii) US Order terminates, or proposes to terminate Backus' employment hereunder contrary to the requirements of Section 5(c) hereof (for purposes of this Agreement, no such termination or purported termination shall be effective); (viii) a Change in Control (as defined in the Option Agreement) occurs; (ix) the Board determines that US Order should be sold, liquidated or dissolved or all or substantially all of assets sold prior to the end of this Agreement. In the event that Backus decides to terminate this Agreement and his employment with US Order or any successor in interest in accordance with the provisions of this section, he shall receive the undiscounted remainder of his base salary then in effect, and any deferred salary and/or bonus compensation payable under this Agreement. In addition, all granted but unvested stock options under the Option Agreement

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shall become immediately exercisable and remain exercisable for a period of one year following the date of termination. Any other payments due or actions required under this paragraph shall be made within 10 days of termination of the Agreement (or, in the case of incentive bonus compensation, within ten (10) days of determination or amounts payable under the applicable bonus plan generally).

     In the event that any payment to Backus under this paragraph is subject to any federal or state excise tax, US Order shall pay to Backus an additional amount equal to the excise tax imposed including additional federal and state income and excise taxes as a result of the payments under this paragraph, and such payment will be made when the excise tax and income taxes are due. Whether an excise tax is payable, and the amount of the excise tax and additional income taxes payable, shall be determined by US Order's accountants and US Order shall hold Backus harmless for any and all taxes, penalties, and interest that may become due as a result of the failure to properly determine that an excise tax is payable or the correct amount of the excise tax and additional income taxes, together with all legal and accounting fees reasonably incurred by Backus in connection with any dispute with any taxing authority with respect to such determinations and/or payments. In the event of a disagreement between US Order and Backus as to whether the termination was for Good Reason, that issue shall be submitted within twenty (20) days of the notice of termination to binding arbitration.

          (f)  Notice of Termination.  Termination of this Agreement by US Order
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or termination of this Agreement by Backus shall be communicated by written notice to the other party hereto, specifically indicating the termination provision relied upon.

     6.  Beneficiary.  The Beneficiary of any payment to be made in the event of
         -----------
Backus'

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

death shall be his wife, or such other person or persons as Backus shall designate in writing to US Order. If no beneficiary shall survive Backus, any such payments shall be made to his estate.

     7.  Arbitration.  Any dispute  or controversy arising under or in
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connection with this Agreement shall be settled exclusively by arbitration, under the commercial arbitration rules of the American Arbitration Association.

     8.  No Waiver.  The failure of either party at any time to enforce any
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provisions of this Agreement or to exercise any remedy, option, right, power or privilege provided for herein, or to require the performance by the other party of any of the provisions hereof, shall in no way be deemed a waiver of such provision at the same or at any prior to subsequent time.

     9.  Governing Law.  This Agreement is governed by and shall be construed in
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accordance with the laws of the State of Virginia.  Backus agrees to submit to personal jurisdiction in the State of Virginia.

     10.  Validity.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11.  Successors.  This Agreement shall be binding upon US Order, its
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successors and assigns, including any corporation or other business entity which may acquire all or substantially all of US Order's assets or business, or within which US Order may be consolidated or merged, or any surviving corporation in a merger involving US Order.

     12.  Waiver of Modification of Agreement.  No waiver or modification of
          -----------------------------------
this Agreement shall be valid unless in writing and duly executed by both parties.

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

     13.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which together will constitute one and the same instrument.

     14.  Controlling Agreement.  In the event of any inconsistency or conflict
          ---------------------
between the provisions of this Agreement and any term or provision of the Option Agreement or Plan, the provisions of this Agreement shall govern and supersede such conflicting or inconsistent provision. US Order agrees to cause the Plan to be amended as may be required to eliminate any such conflict or inconsistency.

     IN WITNESS WHEREOF, parties have executed this Agreement as of the date and year first above written.
                                 US ORDER, INC.


                                 By: /s/ William F. Gorog
                                     --------------------------------------
                                     William F. Gorog
                                     Chairman of the Board


                                     /s/ John C. Backus, Jr.
                                     --------------------------------------
                                     John C. Backus, Jr.
                                     President and Chief Operating Officer

                                 Address:    9085 Eaton Park Road
                                             Great Falls, VA  22066

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